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Exhibit 99.1

For Immediate Release	Media Contact: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com
Investor Contact: Kathryn Huang Hadley Overstock.com, Inc. +1 (801) 947-3282 khuang@overstock.com

Overstock.com, Inc. Announces
Increased Stock Repurchase Program,
Shelf Registration Statement and
Re-Election of Allison H. Abraham to the Board

        SALT LAKE CITY, April 26, 2005—Overstock.com, Inc. (Nasdaq: OSTK) today announced that its board of directors has authorized an increase of its previously announced three-year stock repurchase program. The board authorized an increase from the original $50 million repurchase program to a total of up to $100 million, for the purpose of mitigating dilution from outstanding options, warrants and other convertible instruments. The shares under this increased amount may be repurchased from time to time in open market transactions or otherwise, subject to market conditions and other factors, including blackout periods imposed by Overstock.com, during which the Company prohibits its insiders and employees from trading in the Company's stock.

        At a meeting with analysts this late afternoon, management commented that gross margins have been trending up during the first few weeks of the second quarter and that sales have begun to pick up again after a sluggish first three weeks of April.

        Overstock.com also today announced that in accordance with its previously announced intentions, it has filed a shelf registration statement with the Securities and Exchange Commission which would allow Overstock.com to issue and sell up to $500 million aggregate public offering price of debt and/or equity securities, including (i) senior debt securities; (ii) subordinated debt securities; (iii) shares of preferred stock; (iv) shares of common stock; (v) warrants to purchase debt securities, preferred stock and/or common stock; (vi) stock purchase contracts, (vii) units, and (viii) any combination or variation of any of the foregoing, and that the registration statement has become effective.

        Overstock.com believes that financial flexibility is important and that it is prudent capital management to have a shelf registration statement in place should the need or opportunity to raise capital on attractive terms arise, just as it believes that it is prudent capital management to have its increased stock repurchase program in place.

        A registration statement relating to the securities described above has been filed with the Securities and Exchange Commission and has become effective. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

        Overstock.com also announced that its stockholders had re-elected Allison H. Abraham to the Board of Directors at their annual meeting. Ms. Abraham has been a director of Overstock.com since 2002. She is currently a consultant to several early stage technology companies, and has previously served as President of LifeMinders, Inc., an online direct marketing company, and as Chief Operating Officer of iVillage Inc., an online media company.

        "Allison is a tremendous resource for us, and has been a terrific member of our Board," said Patrick Byrne, Overstock.com's chairman and president. "We are truly fortunate to have her on our Board of Directors, and I am delighted that she will be continuing to guide us in the years to come."

About Overstock.com

        Overstock.com Inc. is an online "closeout" retailer, offering discount, brand-name merchandise for sale over the Internet, as well as an online auction site. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.

        Overstock.com is a registered trademark of Overstock.com, Inc.

Cautionary Statement Regarding Forward-Looking Statements

        This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include Overstock.com's statements about its possible repurchases of shares of its common stock, as well as its statements about any securities offerings Overstock.com may subsequently elect to make in connection with the registration statement described above. Overstock.com's business is subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2004 and all of our subsequent and other filings with the Securities and Exchange Commission. Overstock.com's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

        The statements in this press release are made as of April 26, 2005 and Overstock.com undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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Overstock.com, Inc. Announces Increased Stock Repurchase Program, Shelf Registration Statement and Re-Election of Allison H. Abraham to the Board